POWER OF ATTORNEY

Each person whose signature appears below designates and appoints BRANDON M. DAWSON, SCOTT E. KLEIN and EDWIN J. KAWASAKI, and any of them, his true and lawful attorneys-in-fact and agents to sign a registration statement on Form S-8 to be filed by Sonus Corp., a Yukon Territory (Canada) corporation, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the purpose of registering 500,000 shares of common stock of Sonus Corp., and options and other awards relating thereto to be issued pursuant to the Sonus Corp. Second Amended and Restated Stock Award Plan, together with any and all amendments (including post-effective amendments) to the registration statement. Each person whose signature appears below also grants full power and authority to these attorneys-in-fact and agents to take any action and execute any instruments that they deem necessary or desirable in connection with the preparation and filing of the registration statement, as fully as he could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done.

IN WITNESS WHEREOF, this power of attorney has been executed by each of the undersigned as of the 18th day of June 1999.

Signature                                             Title
---------                                             -----


/s/ Brandon M. Dawson                   Chairman and Chief Executive
Brandon M. Dawson                         Officer and Director


/s/ Scott E. Klein                      President and Chief Operating Officer
Scott E. Klein


/s/ Edwin J. Kawasaki                   Vice President-Finance
Edwin J. Kawasaki


--------------------------              Director
Hugh T. Hornibrook


--------------------------              Director
Joel Ackerman


/s/ William DeJong                      Director
William DeJong


/s/ Haywood D. Cochrane, Jr.            Director
Haywood D. Cochrane, Jr.


/s/ Gregory J. Frazer, Ph.D             Director
Gregory Frazer, Ph.D.